UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2003

Rotech Healthcare Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-100750	030408870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of Principal Executive Offices) (Zip Code)

(407) 822-4600

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

On May 1, 2003, Rotech Healthcare Inc. (the “Company”) announced that, on April 30, 2003, federal agents of the United States Government served search warrants at the Company’s corporate headquarters and four other facilities in three states and were provided access to a number of current and historical financial records and other materials in connection with a federal investigation. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

99.1    Press release dated May 1, 2003 relating to a federal investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2003	ROTECH HEALTHCARE INC.

	By:	/s/ PHILIP L. CARTER
Philip L. Carter
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 1, 2003 relating to a federal investigation.